Exhibit 1(a)(6)

AMENDMENT NO. 2 TO MASTER AGENCY AGREEMENT

AMENDMENT No. 2 dated as of November 14, 2011 (“Amendment No. 2”) to the Master Agency Agreement dated December 1, 2005, as amended by an Addendum dated as of October 12, 2006, a Master Addendum dated as of February 4, 2008 and Amendment No. 1 dated as of November 21, 2008 between JPMorgan Chase & Co. (the “Company”) and the agents party thereto (the “Agents”).

WITNESSETH:

WHEREAS, the Company and each Agent are parties to a Master Agency Agreement dated as of December 1, 2005 (as amended or supplemented prior to the date hereof, the “Master Agency Agreement”) in connection with the issue and sale from time to time by the Company of its Global Medium-Term Notes, Series E (the “Notes”), its Global Warrants, Series E (the “Warrants”), and its Global Units, Series E (the “Units”).  The Notes have been, and will be, issued, either alone or as part of a Unit, from time to time pursuant to the provisions of an indenture dated as of May 25, 2001, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”) (as has been and as may be further supplemented or amended from time to time, the “Indenture”).

WHEREAS, the parties desire to amend the Master Agency Agreement to provide the administrative procedures for the sale of Notes, Warrants or Units settled through the Euroclear System and/or Clearstream Banking, S.A. and to otherwise revise the Exhibits to the Master Agency Agreement.

WHEREAS, the entry into this Amendment No. 2 to the Master Agency Agreement by the parties hereto is in all respects authorized by the provisions of the Master Agency Agreement.

NOW, THEREFORE, the parties hereto agree, as follows:

ARTICLE 1
Amendments

Section 1.01. Amendment to Section 7(a). Paragraph (a) of Section 7 of the Master Agency Agreement is hereby amended by adding the following sentence immediately after the last sentence:

“For purposes of this paragraph, the term “Registration Statement” shall be deemed to mean the registration statement under which such Program Securities are being offered, which may be the Registration Statement referred to in Section 2(a) or any additional or replacement registration statement relating to the Program Securities referred to in Section 5(b).”

Section 1.02. Addition of Section 7(l). Section 7 of the Master Agency Agreement is hereby amended by adding the following paragraph after paragraph (k) of Section 7:

“(l)    Except with respect to paragraph (a) above, for purposes of the documents required to be delivered pursuant to this section, the term “Registration Statement” shall be deemed to refer to the Registration Statement referred to in Section 2(a), together with any additional or replacement registration statement relating to the Program Securities referred to in Section 5(b).”

Section 1.03   Amendments to Exhibits.  The Exhibits to the Master Agency Agreement are deleted and replaced in their entirety with the corresponding Exhibits to this Amendment No. 2.

ARTICLE 2
Miscellaneous Provisions

Section 2.01.  Trustee. All parties hereto acknowledge and agree that Deutsche Bank Trust Company Americas has executed this Agreement solely in its capacity as Agent and not in its capacity as Trustee.

Section 2.02.  Other Terms of Master Agency Agreement.  Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Master Agency Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

Section 2.03.  Definitions; Governing Law; Counterparts.  Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement and not defined herein shall have the meaning set forth in the Master Agency Agreement.

This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York.  This Amendment No. 2 may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

Section 2.04.  Amendments or Waivers.  No amendment or waiver of any provision of the Master Agency Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE & CO.

By:	/s/ Le Roy Davis
	Name:	Le Roy Davis
	Title:	Managing Director

J. P. MORGAN SECURITIES LLC

By:	/s/ Scott A. Mitchell
	Name:	Scott A. Mitchell
	Title:	Managing Director

UBS FINANCIAL SERVICES, INC.

By:	/s/ Jorge A. Ramirez
	Name:	Jorge A. Ramirez
	Title:	Executive Director

By:	/s/ Kjeld P. Engberg
	Name:	Kjeld P. Engberg
	Title:	Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, acting through “JPMORGAN PRIVATE BANK”

By:	/s/ Robert Ferrari
	Name:	Robert Ferrari
	Title:	Vice President - Head of U.S. Structures

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, acting through “JPMORGAN PRIVATE CLIENT SERVICES”

By:	/s/ Robert Ferrari
	Name:	Robert Ferrari
	Title:	Vice President - Head of U.S. Structures

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

KEY BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

FIRST HAWAIIAN BANK, N.A.

By:
Name:
Title:

EXHIBIT A

AGENTS

J.P. Morgan Securities LLC
383 Madison Avenue – 3rd Floor
New York, NY 10179
Attention: Structured Investments Distributor Marketing Desk
Telephone: (212) 834-4533
Fax: (212) 834-6081

JPMorgan Chase Bank, National Association
acting through “JPMorgan Private Bank” and “JPMorgan Private Client Services”
270 Park Avenue, 5th Floor
New York, NY 10017-2014

UBS Financial Services Inc.
800 Harbor Blvd.
Weehawken, NJ 07086
Attn: Structured Products Group

Deutsche Bank Trust Company Americas
280 Park Avenue
New York, New York 10017

Key Bank, National Association
127 Public Square
Cleveland, OH 44114

First Hawaiian Bank, N.A.
999 Bishop Street
First Hawaiian Center Suite 2806
Honolulu, HI 96813

A-1

EXHIBIT B

JPMORGAN CHASE & CO.

Global Medium-Term Notes, Series E
Global Warrants, Series E
Global Units, Series E

FORM OF AGENT ACCESSION LETTER

[date]

[Name of Agent]
[Address of Agent]

Ladies and Gentlemen:

JPMorgan Chase & Co., a Delaware corporation (the “Company”) is a party to a Master Agency Agreement dated as of December 1, 2005 (as may be supplemented or amended from time to time, including pursuant to an Addendum dated October 12, 2006, a Master Addendum dated February 4, 2008, an Amendment No. 1 dated November 21, 2008 and an Amendment No. 2 dated November 14, 2011) (as amended, the “Master Agency Agreement”) among the Company and each agent signatory thereto (the “Existing Agents”) with respect to the issue and sale from time to time by the Company of its Global Medium-Term Notes, Series E (the “Notes”), its Global Warrants, Series E (the “Warrants”) and its Global Units, Series E (the “Units” and, together with the Notes, the Warrants and any other securities that may be offered by post-effective amendment to the Registration Statement referred to below, the “Program Securities”).  The Notes will be issued, either alone or as part of a Unit, pursuant to the provisions of an indenture dated as of May 25, 2001, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”) (as may be supplemented or amended from time to time, the “Indenture”).  The Master Agency Agreement permits the Company to appoint one or more additional persons to act as agent with respect to the Program Securities, on terms substantially the same as those contained in the Master Agency Agreement.  A copy of the Master Agency Agreement, including the Procedures with respect to the issuance of the Program Securities attached thereto as Exhibit C, is attached hereto.

In accordance with Section 3(c) of the Master Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Master Agency Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Master Agency Agreement.

You represent and warrant that you are actually engaged in the investment banking or securities business and that you are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  You agree that in making sales of Program Securities, you will comply with all applicable rules of FINRA, including without limitation, FINRA Rules 5121 and 5141.  You represent and warrant that you are fully familiar with the above provisions of the FINRA rules.

You represent and warrant that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws (including, but not limited to, Release 33-7856 (April 28, 2000) and Release 33-7233 (October 6, 1995)) and the NASD Notice to Members 98-3 concerning electronic delivery of information between FINRA members and their customers.  You agree that you will comply therewith in connection with the delivery of the Time of Sale Information to purchasers of the Program Securities.

You represent that you understand the requirements of NASD Notice to Members 88-101 relating to participation by FINRA members in shelf offerings, NASD Notice to Members 05-59 concerning FINRA members’ obligations when selling structured products, FINRA Regulatory Notice 09-73 concerning FINRA members’ obligations when selling principal-protected notes, FINRA Regulatory Notice 10-09 concerning FINRA members’ obligations when selling reverse exchangeable securities, NASD Notice to Members 05-26 recommending best practices for reviewing new products and NASD Notice to Members 1-23 concerning suitability obligations in online communications.  You agree to comply therewith in connection with any offering of Program Securities.  You agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this letter, if a selling concession, discount or other allowance is granted to you, you will comply with FINRA Rule 5141.

You agree that in selling Program Securities pursuant to any offering (which agreement shall also be for the benefit of the Company or other seller of such Program Securities) you will comply with all applicable rules and regulations, including the applicable provisions of the Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of FINRA, the applicable rules and regulations of any securities exchange having jurisdiction over the offering, including Rule 15c2-8 of the Exchange Act, Rule 2310 of the NASD Conduct Rules, NYSE Rule 405, FINRA Rule 2090, FINRA Rule 2111, NASD Notice to Members 03-71 and any other laws, rules or regulations regarding distribution of Prospectuses, suitability or diligence to accounts.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.  Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 6 and 7 of the Master Agency Agreement.  By your signature below, you confirm that such documents are to your satisfaction.  For purposes of Section 14 of the Master Agency Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby, provided that Sections 5(g) and 5(i) of the Master Agency Agreement shall not form part of the agreement between the parties to this letter, and the Company shall not be subject to the obligations specified in such sections, provided further that the Company shall not be required to deliver to you the letter specified in Section 7(e) of the Master Agency Agreement in connection with your appointment as an Additional Agent.

You additionally represent, warrant and agree with us and each Agent as follows:

(a)    With respect to any offering of Program Securities that are not “exempted securities” as defined in Section 3(a)(12) of the Exchange Act, you represent that, at all times since you were requested to participate in the offering of the Program Securities, you have complied with the provisions of Regulation M applicable to such offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions.

(b)    You acknowledge that Program Securities that are to be sold pursuant to any offering may be suitable only for experienced investors who are able to evaluate the risk of such Program Securities.

(c)     You represent and warrant (and your participation in any offering of Program Securities shall constitute your further representation and warranty), on behalf of yourself and any subsidiary, affiliate or agent to be used by you in the context of the Master Agency Agreement, that:

(i) you and they have not relied upon advice from us or any of our affiliates regarding the suitability of the Program Securities included in any offering for any investor; and

(ii) prior to recommending, marketing, selling, reselling or transferring any such Program Securities, you and they will independently make a reasonable determination that such Program Securities are suitable for the relevant investor and that such investor is capable of independently evaluating the risk of such Program Securities (or has received advice on such risks from an appropriate adviser before agreeing to acquire any such Program Securities), and ensure that such investor has all such information as is required for the purpose of making such an evaluation.

(d)     You represent and warrant, on behalf of yourself and any subsidiary, affiliate or agent to be used by you in the context of this Agreement, that you and they:

(i) are not and will not become (A) a government, individual or entity (“person”) that is subject to U.S. Economic Sanctions, (B) a person that resides or has a place of business in a country or territory subject to U.S. Economic Sanctions or (C) the agent of any of the foregoing persons; and

(ii)  have established and will maintain procedures to identify and reject as purchasers of Program Securities persons subject to U.S. Economic Sanctions, or their agents, including verification that potential purchasers are not identified on the List of Specially Designated Nationals and Blocked Persons maintained at www.treas.gov/offices/eotffc/ofac/sdn/index.html by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

For purposes of this Agreement, the term “U.S. Economic Sanctions” means any U.S. sanctions administered by OFAC, including without limitation those issued under the authority of the Trading with the Enemy Act, the International Emergency Economic Powers Act, or the United Nations Participation Act, all as amended, Executive Orders and Proclamations issued thereunder, and implementing regulations issued by OFAC (including those codified in Chapter V of Title 31, Code of Federal Regulations), as well as any orders or licenses issued under the authority of any of the foregoing.

(e)    You represent and warrant, on behalf of yourself and any subsidiary, affiliate or agent to be used by you in the context of this Agreement, that you and they:

(i)  have adopted and implemented anti-money laundering policies, procedures and controls that comply in all respects with the requirements of applicable anti-money laundering laws, including those required by the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”), and will at all times adhere to your and their anti-money laundering policies, procedures and controls;

(ii)  are not and will not be a foreign bank without a physical presence in any country (a “Foreign Shell Bank”) within the meaning of Section 313 of the Patriot Act and regulations thereunder, and are not and will not be operating or doing business under an “Offshore Banking License” as such term is defined in Section 312 of the Patriot Act;

(iii)  will not, in conducting the activities that are the subject of this Agreement, do business (A) in a jurisdiction deemed non-cooperative with international anti-money laundering principles or procedures by the Financial Action Task Force or any other intergovernmental group of which the United States is a member, (B) in a jurisdiction, or with an industry or financial institution, designated as of primary money laundering concern by the U.S. Secretary of the Treasury or (C) in a jurisdiction that is the subject of a Financial Crimes Enforcement Network Advisory;

(iv)  have adopted and implemented, and will maintain, a written customer identification program that includes risk-based procedures for verifying the identity of each of your and their “customers,” as such term is defined in regulations implementing Section 326 of the Patriot Act for registered U.S. broker-dealers and codified at Title 31 of the Code of Federal Regulations, Section 103.122, and enable you and them to form a reasonable belief as to the true identity of each such “customer”; and

(v)  have adopted and implemented, and will maintain, “Know Your Customer” policies and procedures, which have been applied and will continue to be applied to each of your and their customers in accordance with such policies and procedures.

(f)    You represent and warrant that if any Program Securities are to be offered outside the United States (i) you will not offer or sell any such Program Securities in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the applicable Issuer, unless such consent, approval or permission has been previously obtained and (ii) you will comply with all applicable selling restrictions set forth in any Time of Sale Information, the Prospectus or the Registration Statement, as the case may be.  It is further understood and agreed that we shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Program Securities, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

Notwithstanding anything in the Master Agency Agreement to the contrary, the obligations of each of the Existing Agents and the Additional Agent(s) under Section 9 of the Master Agency Agreement are several and not joint, and in no case shall any Existing Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 9(d) of the Master Agency Agreement to contribute any amount in excess of the commissions received by such Existing Agent or Additional Agent from the offering of the Program Securities.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This letter may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours, JPMORGAN CHASE & CO.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the
date first above written

[Insert name of Additional Agent and information pursuant
to Section 14 of the Master Agency Agreement]

EXHIBIT C
JPMORGAN CHASE & CO.

GLOBAL MEDIUM-TERM NOTES, SERIES E
GLOBAL WARRANTS, SERIES E
GLOBAL UNITS, SERIES E

ADMINISTRATIVE PROCEDURES

November 14, 2011

The offering of Global Medium-Term Notes, Series E, (the “Notes”), Global Warrants, Series E (the “Warrants”) and Global Units, Series E (the “Units” and, together with the Notes, the Warrants and any other securities that may be offered by post-effective amendment to the Registration Statement referred to below, the “Program Securities”) are to be offered on a continuing basis by JPMorgan Chase & Co. (the “Company”). Pursuant to a Master Agency Agreement dated as of December 1, 2005 (as may be supplemented or amended from time to time, including pursuant to an Addendum dated October 12, 2006, a Master Addendum dated February 4, 2008, an Amendment No. 1 dated November 21, 2008 and an Amendment No. 2 dated November 14, 2011) (the “Master Agency Agreement”) between the Company and each agent signatory thereto to which these administrative procedures (the “Procedures”) are attached as an exhibit, certain firms and corporations (each an “Agent” and collectively the “Agents”) have agreed, as agents of the Company, to solicit purchases of the Program Securities issued in fully registered form. The Program Securities are being sold by the Company to the Agents pursuant to the Master Agency Agreement and, if applicable, one or more terms agreements substantially in the form attached to the Master Agency Agreement as Exhibit D, D-1, and D-2 (each a “Terms Agreement”).  The Program Securities have been registered with the Securities and Exchange Commission (the “Commission”). The Notes will be issued, either alone or as part of a Unit, pursuant to the provisions of an indenture dated as of May 25, 2001, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”) (as may be supplemented or amended from time to time, the “Indenture”).  Capitalized terms not otherwise defined in these Procedures shall have the meanings ascribed to them in the Master Agency Agreement.

The Warrants will be issued, either alone or as part of a Unit, pursuant to the provisions of a Warrant Agreement between the Company and a warrant agent to be appointed by the Company, substantially in the form of one of the agreements filed as an exhibit to the Registration Statement referred to below (each a “Warrant Agreement”).

The Units will be issued pursuant to a Unit Agreement among the Company and a unit agent to be appointed by the Company substantially in the form of the agreement filed as an exhibit to the Registration Statement (each a “Unit Agreement”).  Units may include one or more (i) Notes, (ii) Warrants or (iii) any combination thereof.  The applicable Term Sheet will specify whether the Notes and/or Warrants comprised by a Unit may or may not be separated from the Unit.

Program Securities other than Notes, Warrants, Units or any combination thereof, whether issued alone or as part of a Unit, will have the terms as set forth in supplements to the Prospectus and Term Sheets.

The Bank of New York Mellon (“BNYM”) will be the Registrar, Transfer Agent, Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein.  For the purposes of these Procedures, BNYM shall also refer to any designee of BNYM under the Paying Agent, Registrar, Transfer Agent and Authenticating Agreement dated as of October 2, 2006 between the Company, the Trustee and BNYM with respect to the Notes.

Each Note, each Warrant and each Unit will be represented by, in the case of the Notes, a Global Note, in the case of the Warrants, a Global Warrant, and in the case of the Units, a Global Unit (each as defined below), which will be (a) (i) delivered to BNYM, as agent for The Depository Trust Company (“DTC”) if the Note, Warrant or Unit, as applicable, is to be cleared through DTC or (ii) delivered to the common depositary for the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) if the Note, Warrant or Unit, as applicable, is to be cleared through Euroclear and/or Clearstream and (b) recorded in the book-entry system maintained by DTC, Euroclear or Clearstream, as applicable, (in the case of a Note, a “Book-Entry Note,” in the case of a Warrant, a “Book-Entry Warrant,” and, in the case of a Unit, a “Book-Entry Unit”).  Each Note or Warrant or other Program Security which may be included in any Unit will be issued in the corresponding global form.

Except as set forth in the Indenture, in the case of Notes, any Warrant Agreement, in the case of Warrants or any Unit Agreement, in the case of Units, an owner of a Book-Entry Note, Book-Entry Warrant or Book-Entry Unit (or of any Note or Warrant included in such Book-Entry Unit), as the case may be, will not be entitled to receive a Certificated Note (including with respect to a Book-Entry Note included in a Book-Entry Unit), a Certificated Warrant (including with respect to a Book-Entry Warrant included in a Book-Entry Unit) or a Certificated Unit.

The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below.  The Company will advise the Agents and BNYM in writing of those persons handling administrative responsibilities with whom the Agents and BNYM are to communicate regarding orders to purchase the Program Securities and the details of their delivery.

Administrative procedures and specific terms of the offering are explained below.  The procedures set out in Section I herein shall apply to each issue of Notes, Warrants or Units to be cleared by DTC and the procedures set out in Section II herein shall apply to each issue of Notes, Warrants or Units to be cleared by Euroclear and/or Clearstream.  Book-Entry Notes, Book-Entry Warrants and Book-Entry Units, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth herein as they may subsequently be amended as the result of changes in the operating procedures of DTC, Euroclear or Clearstream.  Unless otherwise defined herein, terms defined in the Indenture, any Warrant Agreement, the Unit Agreement, the Notes, the Warrants and the Units shall be used herein as therein defined.  The Company will advise the Agent in writing of the employees of the Company with whom the Agent is to communicate regarding offers to purchase Program Securities and the related settlement details.  To the extent the procedures set forth below conflict with the provisions of the Program Securities, the Indenture, any Warrant Agreement, the Unit Agreement, the operating requirements of DTC, Euroclear or Clearstream  or the Master Agency Agreement, the relevant provisions of the Program Securities, the Indenture, any Warrant Agreement, the Unit Agreement, the operating procedures of DTC, Euroclear or Clearstream and the Master Agency Agreement shall control.

I. ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES, BOOK-ENTRY WARRANTS AND BOOK-ENTRY UNITS CLEARED BY DTC

In connection with the qualification of the Book-Entry Notes, Book-Entry Warrants or Book-Entry Units for eligibility in the book-entry system maintained by DTC, BNYM will perform the custodial, document control and administrative functions described below.  BNYM will perform such functions in accordance with its obligations under a Letter of Representations from the Company to DTC dated as of May 23, 2002 and as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:
Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, on any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, one or more Book-Entry Warrants or one or more Book-Entry Units, the Company will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a “Global Note”) representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms, and, in the case of the Warrants, a single global Warrant in fully registered form (a “Global Warrant”), with a notional amount of up to U.S. $500,000,000 that have the same Exercise Price, Exercise Date, Exercise Period, Expiration Date and other terms, and in the case of Units, a single global unit in fully registered form (a “Global Unit”), representing up to U.S. $500,000,000 face amount that have the same Original Issue Date and that otherwise comprise the same securities and have the same terms.  Each Global Note and each Global Warrant, whether issued alone or as part of a Unit, will be dated and issued as of the date of its authentication, or countersignature as the case may be, by BNYM and each Global Unit will be dated and issued as of the date of the issuances of the other securities comprised by such Unit.  Each Global Note, whether issued alone or as part of a Unit, will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note.  Book-Entry Notes, Book-Entry Warrants and Book-Entry Units may be payable in either U.S. dollars or other specified currencies.  No Global Note, Global Warrant or Global Unit will represent, any Certificated Note, Certificated Warrant or Certificated Unit, as the case may be.

Preparation of Term Sheet:
If any order to purchase a Book-Entry Note, Book-Entry Warrant or Book-Entry Unit is accepted by or on behalf of the Company, the Company will prepare a preliminary or final term sheet (a “Term Sheet”) reflecting the terms of such Note, Warrant or Unit.  The Company (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of any preliminary Term Sheet with the Commission as required by Rule 433 under the Securities Act, and with respect to the Term Sheet setting forth the final terms of the Book-Entry Note, Book-Entry Warrant or Book-Entry Unit, as applicable, in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than the date on which such Term Sheet is filed with the Commission, deliver the number of copies of such Term Sheet to the Agent as the Agent shall request.  The Agent will cause such Term Sheet to be delivered, or otherwise made available, to the purchaser of the Note, Warrant or Unit.

In each instance that a Term Sheet is prepared, the Agent will affix the Term Sheet to Prospectuses, product supplements and any other Time of Sale Information prior to their use.  Outdated Term Sheets, and the Prospectuses and product supplements and any other Time of Sale Information to which they are attached (other than those retained for files), will be destroyed.

Denominations:
Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency, or any larger integral multiple of 1,000 units of such currency), unless otherwise indicated in any Prospectus, Time of Sale Information or Free Writing Prospectus.  Global Notes, Global Warrants and Global Units will be denominated in, in the case of Global Notes, principal amounts not in excess of U.S. $500,000,000, in the case of Global Warrants, in aggregate notional amounts not to exceed U.S. $500,000,000, and, in the case of Global Units, in aggregate face amounts not to exceed U.S. $500,000,000.  If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000, or one or more Book-Entry Warrants having an aggregate notional amount in excess of U.S. $500,000,000, or one or more Book-Entry Units having an aggregate face amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, Global Warrant or Global Unit, as the case may be, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes, one Global Warrant will be issued to represent each aggregate notional amount of U.S. $500,000,000 of such Book-Entry Warrant or Warrants, and one Global Unit will be issued to represent each aggregate face amount of U.S. $500,000,000 of such Book-Entry Unit or Units and an additional Global Note, Global

Warrant or Global Unit, will be issued to represent any remaining principal amount of such Book-Entry Note or Notes, aggregate notional amount of such Book-Entry Warrant or Warrants or aggregate face amount of such Book-Entry Unit or Units.  In such a case, each of the Global Notes, Global Warrants or Global Units representing such Book-Entry Note or Notes, such Book-Entry Warrant or Warrants, or such Book-Entry Unit or Units, as the case may be, shall be assigned the same CUSIP number.

Delivery of Confirmation and Prospectus, Product Supplement and Term Sheet to Purchaser by each Agent:
Subject to “Suspension of Solicitation; Amendment or Supplement” below, each Agent and participating dealer, pursuant to the terms of the Master Agency Agreement and as herein described, will cause to be delivered, or otherwise made available, a copy of the Prospectus, including the applicable product supplement and Term Sheet, to each purchaser of Program Securities from such Agent or Dealer.

For each offer to purchase a Program Security solicited by any Agent and accepted by or on behalf of the Company, such Agent or a broker-dealer that has executed a selected dealer agreement with such Agent will provide a confirmation to the purchaser, setting forth the details described above and delivery and payment instructions, as well as the notice of allocation information required by Rule 173 under the Securities Act within 2 days after the terms of the Program Securities become final.

In addition, such Agent will deliver to purchasers of the Program Securities the Prospectus, product supplement, Term Sheet and any other Time of Sale Information, in relation to such Program Security to any purchaser of the Program Securities who so requests.

Suspension of Solicitation; Amendment or Supplement:
Subject to the Company’s representations, warranties and covenants contained in the Master Agency Agreement, the Company may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes, Book-Entry Warrants or Book-Entry Units.  Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and BNYM whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate product supplement, Term Sheet or any other Time of Sale Information, may be delivered in connection with the settlement of such orders.  The Company will have the sole responsibility for such decision and for any arrangement that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus, product supplement, Term Sheet or any other Time of Sale Information, may not be so delivered.

If the Company decides to amend or supplement the Registration Statement (as defined in the Master Agency Agreement) or the Prospectus or any product supplement, Term Sheet or any other Time of Sale Information, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Master Agency Agreement.  Subject to the provisions of the Master Agency Agreement, the Company may file with the Commission any such supplement or any product supplement to the Prospectus relating to the Program Securities.  The Company will provide the Agents and BNYM with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Settlement:
The receipt by the Company of immediately available funds in payment for a Book-Entry Note, a Book-Entry Warrant or a Book-Entry Unit and, in the case of the Note, the authentication and issuance of the Global Note representing such Note, in the case of the Warrant, the countersigning and issuance of the Global Warrant representing such

Warrant or, in the case of the Unit, the completion and issuance of the Global Unit representing such Unit (and of each security comprised by such Unit) shall constitute “settlement” with respect to such Note, Warrant or Unit, as the case may be.  All orders accepted by the Company will be settled on the third Business Day immediately following the sale date pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day as set out in the applicable Prospectus, Time of Sale Information or Free Writing Prospectus, which shall be no earlier than the Business Day immediately following the sale date.

Settlement Procedures:
Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, settlement procedures with regard to each Book-Entry Note, each Book-Entry Warrant and each Book-Entry Unit sold by the Company to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:

A.
In the case of a Book-Entry Note (whether issued alone or as part of a Unit), the Agent will advise the Company by telephone that such Note is a Book-Entry Note to be cleared and settled through DTC and of the following settlement information:

	1.	Principal amount.
	2.	Maturity Date.
3.
In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually, semiannually, quarterly or monthly and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or

Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).
	4.	Redemption or repayment provisions, if any.
	5.	Settlement date and time (Original Issue Date).
	6.	Interest Accrual Date.
	7.	Price.
	8.	Agent’s commission, if any.
	9.	Specified Currency.
	10.	Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).
	11.	Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.
	12.	Whether the Company has the option to reset the Spread or Spread Multiplier of the Note.
	13.	Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.
	14.	Any other applicable provisions.
B.
In the case of a Book-Entry Warrant (whether issued alone or as part of a Unit), the Agent will advise the Company by telephone that such Warrant is a Book-Entry Warrant to be cleared and settled through DTC and of the following settlement information:

	1.	Designation of the Series of Warrants: [Call][Put] Warrants.

	2.	Warrant Property.
	3.	Aggregate Number of Warrants.
	4.	Price to Public.
	5.	Warrant Exercise Price.
	6.	Agent’s commission, if any.
	7.	Dates upon which Warrants may be exercised.
	8.	Expiration Date.
	9.	Form.
	10.	Currency in which exercise payments shall be made.
	11.	Minimum number of Warrants exercisable by any holder on any day.
	12.	Maximum number of Warrants exercisable on any day: [In the aggregate] [By any beneficial owner].
	13.	Formula for determining Cash Settlement Value.
	14.	Exchange Rate (or method of calculation).
	15.	Whether the Company or the holder is the writer of the Warrant.
	16.	Any other applicable provisions.
C.
In the case of a Book-Entry Unit, the Agent will advise the Company by telephone that such Unit is a Book-Entry Unit to be cleared and settled through DTC, of the information set forth in Settlement Procedures “A” above with respect to any Book-Entry Notes that constitute a part of such Book-Entry Unit, of the information set forth in Settlement Procedures “B” above with respect to any Book-Entry Warrants that constitute a part of such Book-Entry Unit and of the following information:

	1.	Face Amount.
	2.	Agent’s commission, if any

	3.	Designation of the Securities comprised by such Units:
a. Notes (See Settlement Procedures “A” ) and
b. Warrants (See Settlement Procedures “B”).
	4.	Whether, and the terms under which, the Securities comprised by such Unit will be separately tradeable.
	5.	Any other provisions applicable to the Unit (other than those provisions applicable to the securities comprised by such Unit).
D.
The Company will advise BNYM by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in “Settlement Procedures” “A,” “B” and “C” above, as applicable, such advice to contain a representation as to the aggregate offering price of Program Securities permitted to be issued hereunder after such issuance.  BNYM will then assign a CUSIP number to the Global Note representing a Note, whether issued alone or as part of a Unit, and will notify the Company and the Agent of such CUSIP number(s) by telephone as soon as practicable, except that for Optionally Exchangeable and Mandatorily Exchangeable Notes the Agent will obtain a CUSIP number for the Global Note representing such Note and will notify the Company and BNYM of such CUSIP number(s) by telephone as soon as practicable.  The Agent will obtain a CUSIP number for (i) the Global Warrant representing a Warrant, whether issued alone or as part of a Unit, and (ii) the Global Unit representing a Unit, and, in each case will notify the Company and BNYM of such CUSIP number(s) by telephone as soon as practicable.

E.	BNYM will enter a pending deposit message through DTC’s Participant Terminal

System, providing the following settlement information to DTC, the Agent and Standard & Poor’s Corporation:
	1.	The information set forth in “Settlement Procedure” “A,” “B” and “C” above, as applicable.
2.
The Initial Interest Payment Date for the Notes, whether issued alone or as part of a Unit, the number of days by which such date succeeds the related DTC Record Date and, if known, the amount of interest payable on such Initial Interest Payment Date.

	3.	The CUSIP number of the Global Note (whether issued alone or as part of a Unit), Global Warrant (whether issued alone or as part of a Unit) and Global Unit, as applicable.
	4.	Whether the Global Note, Global Warrant or Global Unit will represent any other Book-Entry Note, Book-Entry Warrant or Book-Entry Unit, as the case may be (to the extent known at such time).
	5.	The number of Participant accounts to be maintained by DTC on behalf of the Agent and BNYM.
F.
BNYM will, as applicable, authenticate, complete and deliver the Global Note representing the Note, countersign and deliver the Global Warrant representing the Warrant, and complete the Global Unit representing the Unit (including, as applicable, by authenticating, completing and delivering any Global Note or by countersigning and delivering any Global Warrant included in such Unit).

G.	DTC will credit such Note, Warrant or Unit to BNYM’s participant account at DTC.
H.	BNYM will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit the Note, Warrant or Unit, as the case may be, to

BNYM’s participant account and credit such Note, Warrant or Unit to the Agent’s participant account and (ii) debit the Agent’s settlement account and credit BNYM’s settlement account for an amount equal to the price of such Note, Warrant or Unit, as the case may be, less the Agent’s commission, if any.  The entry of such a deliver order shall constitute a representation and warranty by BNYM to DTC that the Global Note representing a Book-Entry Note has been issued and authenticated, the Global Warrant representing a Book-Entry Warrant has been countersigned and delivered, or a Global Unit representing a Book-Entry Unit has been completed.

I.
Unless the Agent is the end purchaser of a Note, Warrant or Unit,  the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note, Warrant or Unit to the Agent’s participant account and credit such Note, Warrant or Unit to the participant accounts of the Participants with respect to such Note, Warrant or Unit and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note, Warrant or Unit.

J.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “H” and “I” will be settled in accordance with SDFS operating procedures in effect on the settlement date.
K.
BNYM will credit to the account of the Company maintained at BNYM, New York, New York, in funds available for immediate use in the amount transferred to BNYM in accordance with “Settlement Procedure” “H”.

L.	Unless the Agent is the end purchaser of the Note, Warrant or Unit, the Agent will confirm the purchase of such Note, Warrant or Unit to the purchaser either by transmitting to the Participants with respect to such Note, Warrant or Unit a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:
Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, for sales by the Company of Book-Entry Notes, Book-Entry Warrants or Book-Entry Units to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “L” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement Procedure	Time

A	11:00 A.M. on the sale date
B	11:00 A.M. on the sale date
C	11:00 A.M. on the sale date
D	12:00 Noon on the sale date
E	2:00 P.M. on the sale date
F	9:00 A.M. on the settlement date
G	10:00 A.M. on the settlement date
H-I	2:00 P.M. on the settlement date
J	4:45 P.M. on the settlement date
K-L	5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B”, “C”, “D” and “E” shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M., 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date.  If the Initial Interest Rate for a Floating Rate Book-Entry Note, whether issued alone or as part of a Unit, has not been determined at the time that “Settlement Procedure” “A” is completed, “Settlement Procedure” “D” and “E” shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date.  “Settlement Procedure” “J” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note, Book-Entry Warrant or a Book-Entry Unit is rescheduled or canceled, BNYM, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:
If BNYM fails to enter an SDFS deliver order with respect to a Book-Entry Note, Book-Entry Warrant or a Book-Entry Unit pursuant to Settlement Procedure “H”, BNYM may upon the written request of the Company deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note, Warrant or Unit to BNYM’s participant account, provided that BNYM’s participant account contains a principal amount of the Global Note representing such Note, an aggregate notional amount of the Global Warrant representing such Warrant, or an aggregate face amount of the Global Unit representing such Unit that is at least equal to the principal amount, notional amount or face amount to be debited.  If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, all the Book-Entry Warrants represented by a Global Warrant or all the Book-Entry Units represented by a Global Unit, BNYM will mark such Global Note, Global Warrant or Global Unit “canceled,” make appropriate entries in BNYM’s records and send such canceled Global Note, Global Warrant or Global Unit to the Company.  The CUSIP number assigned to such Global Note, Global Warrant or Global Unit shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned.  If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, with respect to one or more, but not all, of the Book-Entry Warrants represented by a Global Warrant, or with respect to one or more, but not all, of the Book-Entry Units represented by a Global Unit, BNYM will exchange such Global Note, Global Warrant or Global Unit, as the case may be, for two Global Notes, for two Global Warrants or for two Global Units, as the case may be, one of which shall represent such Book-Entry Note or Notes, such Book-Entry Warrant or Warrants or such Book-Entry Unit or Units and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes, Book-Entry Warrants or Book-Entry Units previously represented by the surrendered Global Note, Global Warrant or Global Unit and shall bear the CUSIP number of the surrendered Global Note, Global Warrant or Global Unit.

If the purchase price for any Book-Entry Note, Book-Entry Warrant or Book-Entry Unit is not timely paid to the Participants with respect to such Note, Warrant or Unit by the beneficial purchaser thereof (or any person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “I”, respectively.  Thereafter, BNYM will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, Book-Entry Warrant or Book-Entry Unit, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes, Book-Entry Warrants or Book-Entry Units to have been represented by a Global Note, a Global Warrant or a Global Unit, as the case may be, BNYM will provide, in accordance with Settlement Procedures “F” and “H”, for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note, for the issuance of a Global Warrant representing the Book-Entry Warrants to be represented by such Global Warrant and for the issuance of a Global Unit representing the Book-Entry Units to be represented by such Global Unit and, in each case, will make appropriate entries in its records.

II. ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES, BOOK-ENTRY WARRANTS AND BOOK-ENTRY UNITS CLEARED BY EUROCLEAR AND/OR CLEARSTREAM

In connection with the qualification of the Book-Entry Notes, Book-Entry Warrants or Book-Entry Units for eligibility in the book-entry system maintained by Euroclear and/or Clearstream, BNYM will perform the custodial, document control and administrative functions described below.  BNYM will perform such functions in accordance with its obligations as a participant in Euroclear and/or Clearstream, as applicable.

Issuance:
Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, on any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, one or more Book-Entry Warrants or one or more Book-Entry Units, the Company will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a “Global Note”) representing the principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms, and, in the case of the Warrants, a single global Warrant in fully registered form (a “Global Warrant”) representing the notional amount of all such Warrants that have the same Exercise Price, Exercise Date, Exercise Period, Expiration Date and other terms, and in the case of Units, a single global unit in fully registered form (a “Global Unit”) representing the face amount of all such Units that have the same Original Issue Date and that otherwise comprise the same securities and have the same terms.  Each Global Note and each Global Warrant, whether issued alone or as part of a Unit, will be dated and issued as of the date of its authentication, or countersignature as the case may be, by BNYM and each Global Unit will be dated and issued as of the date of the issuances of the other securities comprised by such Unit.  Each Global Note, whether issued alone or as part of a Unit, will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest

Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note.  Book-Entry Notes, Book-Entry Warrants and Book-Entry Units may be payable in either U.S. dollars or other specified currencies.  No Global Note, Global Warrant or Global Unit will represent, any Certificated Note, Certificated Warrant or Certificated Unit, as the case may be.

Preparation of Term Sheet:
If any order to purchase a Book-Entry Note, Book-Entry Warrant or Book-Entry Unit is accepted by or on behalf of the Company, the Company will prepare a preliminary or final term sheet (a “Term Sheet”) reflecting the terms of such Note, Warrant or Unit.  The Company (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of any preliminary Term Sheet with the Commission as required by Rule 433 under the Securities Act, and with respect to the Term Sheet setting forth the final terms of the Book-Entry Note, Book-Entry Warrant or Book-Entry Unit, as applicable, in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than the date on which such Term Sheet is filed with the Commission, deliver the number of copies of such Term Sheet to the Agent as the Agent shall request.  The Agent will cause such Term Sheet to be delivered, or otherwise made available, to the purchaser of the Note, Warrant or Unit.

In each instance that a Term Sheet is prepared, the Agent will affix the Term Sheet to Prospectuses, product supplements and any other Time of Sale Information prior to their use.  Outdated Term Sheets, and the Prospectuses and product supplements and any other Time of Sale Information to which they are attached (other than those retained for files), will be destroyed.

Denominations:
Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency, or any larger integral multiple of 1,000 units of such currency), unless otherwise indicated in any Prospectus, Time of Sale Information or Free Writing Prospectus.

Delivery of Confirmation and Prospectus, Product Supplement and Term Sheet to Purchaser by each Agent:
Subject to “Suspension of Solicitation; Amendment or Supplement” below, each Agent and participating dealer, pursuant to the terms of the Master Agency Agreement and as herein described, will cause to be delivered, or otherwise made available, a copy of the Prospectus, including the applicable product supplement and Term Sheet, to each purchaser of Program Securities from such Agent or Dealer.

For each offer to purchase a Program Security solicited by any Agent and accepted by or on behalf of the Company, such Agent or a broker-dealer that has executed a selected dealer agreement with such Agent will provide a confirmation to the purchaser, setting forth the details described above and delivery and payment instructions, as well as the notice of allocation information required by Rule 173 under the Securities Act within 2 days after the terms of the Program Securities become final.

In addition, such Agent will deliver to purchasers of the Program Securities the Prospectus, product supplement, Term Sheet and any other Time of Sale Information, in relation to such Program Security to any purchaser of the Program Securities who so requests.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Master Agency Agreement, the Company may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes, Book-Entry Warrants or Book-Entry Units.  Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and BNYM whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate product supplement, Term Sheet or any other Time of Sale Information, may be delivered in connection with the settlement of such orders.  The Company will have the sole responsibility for such decision and for any arrangement that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus, product supplement, Term Sheet or any other Time of Sale Information, may not be so delivered.

If the Company decides to amend or supplement the Registration Statement (as defined in the Master Agency Agreement) or the Prospectus or any product supplement, Term Sheet or any other Time of Sale Information, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Master Agency Agreement.  Subject to the provisions of the Master Agency Agreement, the Company may file with the Commission any such supplement or any product supplement to the Prospectus relating to the Program Securities.  The Company will provide the Agents and BNYM with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Settlement:	The receipt by the Company of immediately available funds in payment for a Book-Entry Note, a Book-Entry Warrant or a Book-Entry Unit and, in

the case of the Note, the authentication and issuance of the Global Note representing such Note, in the case of the Warrant, the countersigning and issuance of the Global Warrant representing such Warrant or, in the case of the Unit, the completion and issuance of the Global Unit representing such Unit (and of each security comprised by such Unit) shall constitute “settlement” with respect to such Note, Warrant or Unit, as the case may be.  All orders accepted by the Company will be settled on the third Business Day immediately following the sale date pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day as set out in the applicable Prospectus, Time of Sale Information or Free Writing Prospectus, which shall be no earlier than the Business Day immediately following the sale date.

Settlement Procedures:
Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, settlement procedures with regard to each Book-Entry Note, each Book-Entry Warrant and each Book-Entry Unit sold by the Company to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:

A.
In the case of a Book-Entry Note (whether issued alone or as part of a Unit), the Agent will advise the Company by telephone that such Note is a Book-Entry Note to be cleared and settled in Euroclear and/or Clearstream and of the following settlement information:

	1.	Principal amount.
	2.	Maturity Date.
3.
In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually, semiannually, quarterly or monthly and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s),

Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

	4.	Redemption or repayment provisions, if any.
	5.	Settlement date and time (Original Issue Date).
	6.	Interest Accrual Date.
	7.	Price.
	8.	Agent’s commission, if any.
	9.	Specified Currency.
	10.	Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).
	11.	Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.
	12.	Whether the Company has the option to reset the Spread or Spread Multiplier of the Note.
	13.	Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.
	14.	Any other applicable provisions.
B.	In the case of a Book-Entry Warrant (whether issued alone or as part of a Unit), the Agent will advise the Company by telephone that such Warrant is a Book-Entry Warrant to be cleared and settled in

Euroclear and/or Clearstream and of the following settlement information:
	1.	Designation of the Series of Warrants: [Call][Put] Warrants.
	2.	Warrant Property.
	3.	Aggregate Number of Warrants.
	4.	Price to Public.
	5.	Warrant Exercise Price.
	6.	Agent’s commission, if any.
	7.	Dates upon which Warrants may be exercised.
	8.	Expiration Date.
	9.	Form.
	10.	Currency in which exercise payments shall be made.
	11.	Minimum number of Warrants exercisable by any holder on any day.
	12.	Maximum number of Warrants exercisable on any day: [In the aggregate] [By any beneficial owner].
	13.	Formula for determining Cash Settlement Value.
	14.	Exchange Rate (or method of calculation).
	15.	Whether the Company or the holder is the writer of the Warrant.
	16.	Any other applicable provisions.
C.
In the case of a Book-Entry Unit, the Agent will advise the Company by telephone that such Unit is a Book-Entry Unit, of the information set forth in Settlement Procedures “A” above with respect to any Book-Entry Notes that constitute a part of such Book-Entry Unit, of the information set forth in Settlement Procedures “B” above with respect to any Book-Entry Warrants that constitute a part of such

Book-Entry Unit and of the following information:
1.	Face Amount.
2.	Agent’s commission, if any
3.	Designation of the Securities comprised by such Units:
a.	Notes (See Settlement Procedures “A” ) and
b.	Warrants (See Settlement Procedures “B”).
	4.	Whether, and the terms under which, the Securities comprised by such Unit will be separately tradeable.
	5.	Any other provisions applicable to the Unit (other than those provisions applicable to the securities comprised by such Unit).
D.
The Company will advise BNYM by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in “Settlement Procedures” “A,” “B” and “C” above, as applicable, such advice to contain a representation as to the aggregate offering price of Program Securities permitted to be issued hereunder after such issuance.  The appropriate Agent will obtain a common code and ISIN from Euroclear and/or Clearstream for (i) the Global Note representing a Note, whether issued alone or as part of a Unit, (ii) the Global Warrant representing a Warrant, whether issued alone or as part of a Unit, and/or (iii) the Global Unit representing a Unit, and, in each case will notify the Company of such common code and ISIN by telephone as soon as practicable.

E.	BNYM will notify Euroclear and/or Clearstream of such settlement information as is required by the applicable clearing system’s operating procedures.
F.	The Agent will instruct Euroclear and/or

Clearstream to debit its account and pay the purchase price, against delivery of the Note, the Warrant and/or the Unit, to BNYM’s account with Euroclear and/or Clearstream on the settlement date and BNYM will receive details of the instructions through the records of Euroclear and/or Clearstream.

G.
BNYM will, as applicable, authenticate and complete the Global Note representing the Note, countersign the Global Warrant representing the Warrant, and complete the Global Unit representing the Unit (including, as applicable, by authenticating, completing and delivering any Global Note or by countersigning and delivering any Global Warrant included in such Unit) and deliver such Global Note, Global Warrant and/or Global Unit to BNYM, as common depositary for Euroclear and Clearstream.

H.
BNYM will instruct Euroclear or Clearstream, as applicable, to credit the Note represented by such Global Note, the Warrant represented by such Global Warrant and/or the Unit represented by such Global Unit to BNYM’s distribution account at Euroclear or Clearstream, as applicable.

I.
BNYM will instruct Euroclear or Clearstream, as applicable, to debit from the distribution account the Note, the Warrant and/or the Unit and to credit the Note, the Warrant and/or the Unit to the account of the Agent with Euroclear or Clearstream against payment to the account of BNYM of the purchase price for the Note, the Warrant and/or the Unit for value on the settlement date.  The Agent will give corresponding instructions to Euroclear or Clearstream.

J.
Unless the Agent is the end purchaser of a Note, Warrant or Unit,  the Agent will instruct Euroclear or Clearstream, as applicable, (i) to debit such Note, Warrant or Unit to the Agent’s participant account and credit such Note, Warrant or Unit to the participant accounts of the Participants with respect to such Note, Warrant or Unit and

(ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note, Warrant or Unit.
K.	Euroclear and/or Clearstream debit and credit accounts in accordance with instructions received by them.
L.	BNYM will credit to the account of the Company, in funds available for immediate use, in the amount transferred to BNYM in accordance with “Settlement Procedure” “I”.
M.
Unless the Agent is the end purchaser of the Note, Warrant or Unit, the Agent will confirm the purchase of such Note, Warrant or Unit to the purchaser either by transmitting to the Participants with respect to such Note, Warrant or Unit a confirmation order or orders through Euroclear and/or Clearstream or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:
Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus, for sales by the Company of Book-Entry Notes, Book-Entry Warrants or Book-Entry Units to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the third Business Day after the sale date or later, Settlement Procedures “A” through “M” set forth above shall be completed as soon as possible but not later than the respective times in London set forth below:

Settlement Procedure	Time

A	11:00 A.M. on the first Business Day following the sale date
B	11:00 A.M. on the first Business Day following the sale date
C	11:00 A.M. on the first Business Day following the sale date
D	11:00 A.M. on the first Business Day following the sale date

	E	2:00 P.M. on the first Business Day following the sale date
	F	2:00 P.M. on the first Business Day following the sale date
	G	2:00 P.M. on the Business Day immediately preceding the settlement date
	H	2:00 P.M. on the Business Day immediately preceding the settlement date
	I-J	2:00 P.M. on the Business Day immediately preceding the settlement date
	K	9:00 A.M. on the settlement date
	L-M	5:00 P.M. on the settlement date

If a sale is to be settled less than three Business Days after the sale date, the Company and the Agent will agree upon the applicable settlement procedures.  For purposes of establishing such settlement procedures, the Company and the Agent will consult with BNYM and Euroclear or Clearstream, as applicable, as necessary, to ensure that such settlement procedures may be performed by BNYM and satisfy the operating procedures of Euroclear or Clearstream, as applicable.

Failure to Settle:
Notwithstanding the settlement procedures set forth in this section, in the event of a failure to settle with respect to any Book-Entry Note, Book-Entry Warrant or Book-Entry Unit, the Company and the Agent will agree to appropriate procedures with respect to such failure (which may include alternative settlement procedures).  For purposes of establishing such settlement procedures, the Company and the Agent will consult with BNYM and Euroclear or Clearstream, as applicable, as necessary, to ensure that such settlement procedures may be performed by BNYM and satisfy the operating procedures of Euroclear or Clearstream, as applicable.

Enforcement of Selling Restrictions:
Euroclear and Clearstream have advised the Company that they do not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in Notes, Warrants or Units with regard to sales and transfers as well as any exemptions from registration under the Securities Act of 1933, as amended, or any other state or federal securities laws.

EXHIBIT D

JPMORGAN CHASE & CO.

GLOBAL MEDIUM-TERM NOTES, SERIES E NOTES

FORM OF TERMS AGREEMENT

__________________, 20__

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2014

Attention:

Re:	Master Agency Agreement dated December 1, 2005 (as may be amended or supplemented from time to time) (the “Master Agency Agreement”)

The undersigned agrees to purchase your Global Medium-Term Notes, Series E, [specified designation], each having the terms set forth below:

Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated [           ], as amended by a prospectus supplement dated [          ], a product supplement no. [   ] dated [           ] and a final term sheet or pricing supplement which we expect to be dated on or about  [          ].  The Notes are expected to have the terms described below, but the final terms of the Notes will be those set forth in the applicable final term sheet, pricing supplement, index supplement or underlying supplement.

All Notes	Fixed Rate Notes	Floating Rate Notes
Principal Amount:	Interest Rate:	Base Rate:
Purchase Price:	Applicability of Modified Payment upon Acceleration:	Index Maturity:
Price to Public:	If yes, state issue price:	Index Currency:
Settlement Date and Time:	Amortization Schedule:	Spread (Plus or Minus):
Place of Delivery:	Applicability of Annual Interest Payments:	Spread Multiplier:
Specified Currency:	Denominated Currency (if any):	Alternate Rate Event Spread:
Original Issue Date:	Indexed Currency or	Initial Interest Rate:

All Notes	Fixed Rate Notes	Floating Rate Notes
Currencies (if any):
Interest Accrual Date:	Payment Currency (if any):	Initial Interest Reset Date:
Interest Payment Dates:	Exchange Rate Agent (if any):	Interest Reset Dates:
Interest Payment Period:	Reference Dealers:	Interest Reset Period:
Maturity Date:	Face Amount (if any):	Maximum Interest Rate:
Optional Repayment Date(s):	Fixed Amount of each Indexed Currency (if any):	Minimum Interest Rate:
Optional Redemption Date(s):	Aggregate Fixed Amount of each Indexed Currency (if any):	Calculation Agent:
Initial Redemption Date:	Applicability of Issuer’s Option to Extend Original Maturity Date:	Reporting Service:
Initial Redemption Percentage:	If yes, state Final Maturity Date:
Annual Redemption Percentage Reduction:
Ranking:
Minimum Denominations:
Other Provisions:

1.  The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Notes as set forth in Item 1 within the Offering Period specified above and in accordance with the Selected Dealer Agreement.  If Item 1 is not completed, the Agent is not obligated to place any amount of Notes.

The Agents’ obligation to purchase any Program Securities hereunder is subject to the accuracy of, at the time of such purchase, the Company’s representations and warranties contained in the Master Agency Agreement and to the Company’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof.  The delivery of the following additional documents will also be required by the Agents:  [insert additional documents to be delivered pursuant to Section 4].

           Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

           The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Accepted: JPMORGAN CHASE & CO.

By:
Name:
Title:

EXHIBIT D-1

JPMORGAN CHASE & CO.

GLOBAL WARRANTS, SERIES E

FORM OF WARRANTS TERMS AGREEMENT

___________________, 20__

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2014

Attention:

Re:	Master Agency Agreement dated December 1, 2005 (as may be amended or supplemented from time to time) (the “Master Agency Agreement”)

The undersigned agrees to purchase your Global Warrants, Series E, [specified designation], having the terms set forth below:

Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated [           ], as amended by a prospectus supplement dated [          ], a product supplement no. [   ] dated [           ] and a final term sheet or pricing supplement which we expect to be dated on or about  [            ].  The Warrants are expected to have the terms described below, but the final terms of the Warrants will be those set forth in the applicable final term sheet or pricing supplement.

Warrants:
Designation of the Series of Warrants: [Call] [Put] Warrants
Warrant Property:
Aggregate Number of Warrants:
Date(s) upon which Warrants may be exercised:
Currency in which exercise payments shall be made:
Exchange Rate (or method of calculation):
Expiration Date:
Form of Settlement:

D-1-1

Warrants:
[Call Price:]1
[Formula for determining Cash Settlement Value:]2
[Amount of Warrant Property Salable per Warrant:]3
[Put Price for such specified amount of Warrant Property per Warrant:]2
[Method of delivery of any Warrant Property to be delivered for sale upon exercise of Warrants:]3
Other Terms:

1.  The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Warrants as set forth in Item 1 within the Offering Period specified above and in accordance with the Selected Dealer Agreement.  If Item 1 is not completed, the Agent is not obligated to place any amount of Warrants.

The Agents’ obligation to purchase any Program Securities hereunder is subject to the accuracy of, at the time of such purchase, the Company’s representations and warranties contained in the Master Agency Agreement and to the Company’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof.  The delivery of the following additional documents will also be required by the Agents:  [insert additional documents to be delivered pursuant to Section 4].

Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and

1 Applicable to Call Warrants

2  Applicable to Put Warrants

3  Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property to settle Put Warrants

D-1-2

provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

D-1-3

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Accepted: JPMORGAN CHASE & CO.

By:
Name:
Title:

D-1-4

EXHIBIT D-2

JPMORGAN CHASE & CO.

GLOBAL UNITS, SERIES E

FORM OF UNITS TERMS AGREEMENT

___________________, 20__

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2014

Attention:

Re:	Master Agency Agreement dated December 1, 2005 (as may be amended or supplemented from time to time) (the “Master Agency Agreement”)

The undersigned agrees to purchase your Global Units, Series E, [specified designation], having the terms set forth below:

Notwithstanding item 1 below, the Offering will be made pursuant to a prospectus dated [           ], as amended by a prospectus supplement dated [           ], a product supplement no. [   ] dated [          ] and a final term sheet or pricing supplement which we expect to be dated on or about  [             ].  The Units are expected to have the terms described below, but the final terms of the Units will be those set forth in the applicable final term sheet or pricing supplement.

All Units:	Warrants Issued as Part of a Unit:
Settlement Date and Time:	Designation of the Series of Warrants: [Call] [Put] Warrants
Number (Face Amount):	Warrant Property:
Purchase Price:	Aggregate Number of Warrants:
Specified Currency:	Date(s) upon which Warrants may be exercised:
Severability:	Currency in which exercise payments shall be made:
Other Terms:	Exchange Rate (or method of calculation):
Expiration Date:
Form of Settlement:

D-2-1

All Units:	Warrants Issued as Part of a Unit:
[Call Price:]1
[Formula for determining Cash Settlement Value:]2
[Amount of Warrant Property Salable per Warrant:]3
[Put Price for such specified amount of Warrant Property per Warrant:]2
[Method of delivery of any Warrant Property to be delivered for sale upon exercise of Warrants:]3
Other Terms:

All Notes Issued as Part of a Unit:	Fixed Rate Notes Issued as Part of a Unit:	Floating Rate Notes Issued as Part of a Unit:
Principal Amount:	Interest Rate:	Base Rate:
Purchase Price:	Applicability of Modified Payment upon Acceleration:	Index Maturity:
Price to Public:	If yes, state issue price:	Index Currency:
Settlement Date and Time:	Amortization Schedule:	Spread (Plus or Minus):
Place of Delivery:	Applicability of Annual Interest Payments:	Spread Multiplier:
Specified Currency:	Denominated Currency (if any):	Alternate Rate Event Spread:
Original Issue Date:	Indexed Currency or Currencies (if any):	Initial Interest Rate:
Interest Accrual Date:	Payment Currency (if any):	Initial Interest Reset Date:
Maturity Date:	Exchange Rate Agent (if any):	Interest Reset Dates:
Interest Payment Date(s):	Reference Dealers:	Interest Reset Period:
Interest Payment Period:	Face Amount (if any):	Maximum Interest Rate:

1 Applicable to Call Warrants

2  Applicable to Put Warrants

3  Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property to settle Put Warrants

D-2-2

All Notes Issued as Part of a Unit:	Fixed Rate Notes Issued as Part of a Unit:	Floating Rate Notes Issued as Part of a Unit:
Optional Repayment Date(s):	Fixed Amount of each Indexed Currency (if any):	Minimum Interest Rate:
Optional Redemption Date(s):	Aggregate Fixed Amount of each Indexed Currency (if any):	Calculation Agent:
Initial Redemption Date:	Applicability of Issuer’s Option to Extend Original Maturity Date:	Reporting Service:
Initial Redemption Percentage:	If yes, state Final Maturity Date:
Annual Redemption Percentage Reduction:
Ranking:
Series:
Minimum Denominations:
Other Terms:

1.  The aggregate principal amount of the notes offered that the Agent is hereby committed to place on the Settlement Date is _______________.

By completing Item 1 above, the Agent agrees to place the entire Aggregate Principal Amount of the Units as set forth in Item 1 within the Offering Period specified above and in accordance with the Selected Dealer Agreement.  If Item 1 is not completed, the Agent is not obligated to place any amount of Units.

The Agents’ obligation to purchase any Program Securities hereunder is subject to (i) the accuracy of, at the time of such purchase, the Company’s representations and warranties contained in the Master Agency Agreement and to the Company’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Sections 6 and 7 thereof.  The delivery of the following additional documents will also be required by the Agents:  [insert additional documents to be delivered pursuant to Section 4].

Except as otherwise expressly provided herein, all terms used herein which are defined in the Master Agency Agreement shall have the same meanings as in the Master Agency Agreement.

The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and provisions of the Master Agency Agreement and the Procedures, as amended or supplemented hereby.

D-2-3

This Agreement shall be subject to the termination provisions of Section 12 of the Master Agency Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

D-2-4

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Accepted: JPMORGAN CHASE & CO.

By:
Name:
Title:

D-2-5

EXHIBIT E

 [PriceWaterhouseCoopers LLP Letterhead]

[Date]

The Board of Directors of JPMorgan Chase & Co.
and
J.P. Morgan Securities LLC
JPMorgan Chase Bank, National Association
UBS Financial Services Inc.
Deutsche Bank Trust Company Americas
Key Bank, National Association
First Hawaiian Bank, N.A.
(collectively, the “Agents”)

Ladies and Gentlemen:

We have audited:

1.
the consolidated financial statements of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of December 31, [    ] and [    ] and for each of the three years in the period ended December 31, [    ] included in the Firm’s Annual Report on Form 10-K for the year ended December 31, [    ] (the “Form 10-K”) and

2.	the effectiveness of the Firm’s internal control over financial reporting as of December 31, [ ].

The consolidated financial statements referred to above are all incorporated by reference in the registration statement (No. [           ]) on Form S-3 filed by the Firm under the Securities Act of 1933, as amended (the “Act”); our report with respect thereto is also incorporated by reference in such registration statement.  Such registration statement, together with the Prospectus dated [           ] and the Prospectus Supplement dated [           ] relating to the Global Medium-Term Notes, Series E, Global Warrants, Series E, and Global Units, Series E, are herein collectively referred to as the “Registration Statement.”  Also, we have reviewed the unaudited interim consolidated financial information of the Firm as of [           ], for the [    ]-month period ended [           ] and [           ], as indicated in our report dated [           ], which is incorporated by reference in the Registration Statement.  In connection with our review of the unaudited interim consolidated financial statements of the Firm, incorporated by reference in the Registration Statement, as described in our report dated [           ], which is incorporated by reference in the Registration Statement, and inquiries of certain officials of the Firm who have responsibility for financial and accounting matters, nothing came to our attention that caused us to believe such unaudited interim financial statements do not comply as to form, in all material respects with the applicable accounting requirements of the

Securities Exchange Act of 1934 (the “Exchange Act”) as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

In connection with the Registration Statement:

1.
We are an independent registered public accounting firm with respect to the Firm within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

2.
In our opinion, the Firm’s consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the SEC.

3.
We have not audited any financial statements of the Firm as of any date or for any period subsequent to December 31, [    ]; although we have conducted an audit for the year ended December 31, [    ], the purpose (and therefore the scope) of such audit was to enable us to express an opinion on the consolidated financial statements as of December 31, [    ] and for the year then ended, but not on the financial statements for any interim period within that year.  Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheets and the unaudited consolidated statements of income, of cash flows and of changes in stockholders’ equity and comprehensive income included in the Firm’s quarterly report on Form 10-Q for the quarter ended [                 ] incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, [    ].  Also, we have not audited the Firm’s internal control over financial reporting as of any date subsequent to December 31, [    ].  Therefore, we do not express any opinion on the Firm’s internal control over financial reporting as of any date subsequent to December 31, [    ].

4.
For purposes of this letter, we have read the minutes of the [    ] meetings of the Board of Directors and the Audit Committee of the Firm, as set forth in the minute books as of [                 ], officials of the Firm having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the [                 ] [Audit Committee meeting and the] [                 ] Board of Directors meeting which were not approved in final form, but for which the meeting agendas were provided to us.  Officials of the Firm have represented that such agendas include all substantive actions taken at such meetings).  We have carried out other procedures to  [                 ] (our work did not extend to the period from  [                 ] to  [                 ], inclusive) as follows:

a.	With respect to the [ ]-month period from [ ] to [ ], we have:

(i)
read the unaudited consolidated financial data of the Firm for the [month] of both [       ] and [       ] furnished to us by the Firm and agreed the amounts contained therein with the Firm’s accounting records.  Officials of the Firm have advised us that no financial data as of any date or for any period subsequent to [       ] were available; and

(ii)
inquired of certain officials of the Firm who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB.  Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph.  Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.	(i)
At [       ] there was any change in the common or preferred stock, increase in long-term debt, or decrease in total stockholders’ equity of the Firm on a consolidated basis as compared with the corresponding amounts shown in the [          ] unaudited consolidated balance sheets incorporated by reference in the Registration Statement, or

(ii)
for the [       ]-month period from [               ] to [               ], there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net income of the Firm, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur [and except that the unaudited consolidated financial data as of [               ], which were furnished to us by the Firm, showed the following changes:]

[(in millions)	[Date]	[Date]	Increase (Decrease)
Common Stock Long term debt	$[ ] $[ ]	$[ ] $[ ]	$[ ] $[ ]

	[ ] to [ ]	[ ] to [ ]	[ ] to [ ]
Consolidated net income	$[ ]	$[ ]	$[ ]

As mentioned in 4a, Firm officials have advised us that no consolidated financial data as of any date or for any period subsequent to [           ] are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [           ] have, of necessity, been more limited than those with respect to the periods referred to in 4.  We have inquired of certain officials of the Firm who have responsibility for financial and accounting matters as to whether:

b.
At [           ] there was any change in the common or preferred stock, increase in long-term debt or decrease in total stockholders’ equity of the Firm as compared with the corresponding amounts shown in the [           ] unaudited consolidated balance sheets incorporated by reference in the Registration Statement, except for:

[ ]

c.	For the period from [ ] to [ ], there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net income.

[Officials of the Firm have informed us that they can make no comment with respect to any decrease in consolidated net income for the period from [           ] to [           ], as compared with the corresponding period in the preceding year, or to decreases in total stockholders’ equity as of [           ], as compared with the corresponding amount shown in the [           ] unaudited consolidated balance sheets incorporated by reference in the Registration Statement.]

On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change in common stock or preferred stock or any increase in long-term debt, as compared with the corresponding amounts shown in the [              ] audited consolidated balance sheets incorporated by reference in the Registration Statement, except in all instances for changes that the Registration Statement discloses have occurred or may occur.

7.
For purposes of this letter, we have also read the items identified by you on the attached copies of (a) the Firm’s annual report on Form 10-K for the year ended December 31, [    ], (b) the Prospectus and Prospectus Supplement dated [           ] (c) the Firm’s quarterly report on Form 10-Q for the quarter ended [        ], and have performed certain procedures with respect to such information, which were applied as indicated with respect to the symbols explained in Attachment 1.  We make no comment as to whether the SEC would view any non- GAAP financial information included or non-GAAP financial information included or incorporated by reference in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

For the purposes of this letter, analyses and schedules prepared by the Firm referred to in the procedure “Compared and agreed or recalculated and agreed, as applicable, after giving effect to rounding, the specified dollar amounts, ratios, percentages, number of shares or per share amounts to analyses and schedules prepared by the Firm from its accounting records” included in the symbols explained in Attachment 1 have been (1) obtained from accounting records (in some instances, as rounded) that are subject to the internal control policies and procedures of the Firm’s accounting systems; or (2) derived indirectly from such accounting records by analysis or computation. With respect to these analyses and schedules, our procedures include recalculating the mathematical accuracy of such analyses and schedules and agreeing the information on the analyses and schedules to the underlying accounting records.

8.
Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole.  For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those identified by you above, and accordingly, we express no opinion thereon.

9.
It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed in Attachment No. 1.  Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.
This letter is solely for the information of the addressees and to assist the Agents in conducting and documenting their investigation of the affairs of the Firm in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the Master Agency Agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours very truly,